Exhibit 23.1




[PRICEWATERHOUSECOOPERS GRAPHIC OMITTED]





                                                    PricewaterhouseCoopers LLP
                                                         Chartered Accountants
                                                  PricewaterhouseCoopers Place
                                                    250 Howe Street, Suite 700
                                                   Vancouver, British Columbia
                                                                Canada V6C 3S7
                                                     Telephone +1 604 806 7000
                                                     Facsimile +1 604 806 7806



Consent of Independent Accountants


We hereby consent to the use in this Amendment No. 1 to the Initial Registration Statement on Form 40-F/A for Corriente Resources Inc. of our report dated February 24, 2005, except for note 13 which is as of March 22, 2005 relating to the financial statements of Corriente Resources Inc., as of December 31, 2004 and 2003 and for each year in the three year period ended December 31, 2004 which appear in Document 2 and Exhibit 99.1 incorporated by reference in the Registration Statement.



/S/ PRICEWATERHOUSECOOPERS LLP
Chartered Accountants
Vancouver, BC
February 16, 2006











PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.